Exhibit 99(a)(1)(C)
LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 27, 2026
THE OFFER WILL EXPIRE AT 7:00 P.M., EASTERN TIME, ON
MARCH 31, 2026, UNLESS THE OFFER IS EXTENDED
Any questions concerning the offer or this Letter of Transmittal can be directed to the following address:

If using overnight mail:	If using standard mail:

OCIC	OCIC
c/o DST Systems, Inc. as Processing Agent	c/o DST Systems, Inc. as Processing Agent
801 Pennsylvania Ave	P.O. Box 219398
Suite 219398	Kansas City, Mo. 64121-9398
Kansas City, Mo. 64105-1307

If by email: Blueowl.repurchases@sscinc.com
Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to Blue Owl Credit Income Corp. (the “Company”).
The offer to purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.
IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

Ladies and Gentlemen:
This Letter of Transmittal is provided in connection with the Company’s offer (the “Offer to Purchase”) dated February 27, 2026 to purchase up to the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) that can be repurchased with approximately $987,955,376. This amount represents the value of 5.00% of the aggregate number of the Company’s shares outstanding as of December 31, 2025. The term “Shares” as used herein refers only to those shares of Common Stock that are eligible to be repurchased. The Company is an externally managed closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and is incorporated in the State of Maryland. The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Company the number of Shares specified below in the “Tender Authorization Form” for purchase by the Company at a price equal to the net offering price per Share for the applicable class of Common Stock in effect as of March 31, 2026 (the “Applicable Purchase Price”), under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, collectively constitute the “Offer”). The Offer will expire at 7:00 P.M., Eastern Time, on March 31, 2026 (the “Expiration Date”), unless extended. Holders who tender Shares in this Offer will not receive dividend payments for any Shares that are purchased in the Offer with record dates after 7:00 P.M. on March 31, 2026, unless the Offer is extended.

Subject to, and effective upon, acceptance for payment for the Shares tendered herewith, in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer.
The name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with such investor(s)’ purchase of the Shares, unless such investor(s)’ Shares have been transferred, in which event the name(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent. The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.
The Signatory understands that acceptance of Shares by the Company for payment will constitute a binding agreement between the Signatory and the Company upon the terms and subject to the conditions of the Offer. The Signatory understands that the payment of the Applicable Purchase Price for the Shares accepted for purchase by the Company will be made by the Company promptly in the form of a non-transferrable, non-interest bearing promissory note (a “Note”) following the expiration of the Offer. The undersigned acknowledges that DST Systems Inc., the Company’s transfer agent, will hold the Note on behalf of the undersigned. Following the determination of the Applicable Purchase Price, Payment of the Applicable Purchase Price for the Shares tendered by the Signatory will be made on behalf of the Company by check or wire transfer to the account identified by the Signatory below.
If the Signatory participates in the Company’s DRIP, the Signatory will continue to participate in the DRIP unless the Company is otherwise notified by the Signatory. Notwithstanding the foregoing, if the Signatory tenders all of their Shares in the Offer (whether or not the Company accepts all such Shares for payment pursuant to the Offer), the Signatory’s participation in the DRIP will automatically cease with respect to distributions scheduled to be paid after the Expiration Date.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Purchase, this tender is irrevocable.
The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

Blue Owl Credit Income Corp.
Tender Authorization Form

Blue Owl Credit Income Corp. (referred to herein as the “Company” or “OCIC”)

Offer to Purchase Date: February 27, 2026 | Expiration Date: March 31, 2026 at 7:00PM Eastern Time

The purpose of this form is to request a tender of your shares of the Company. This OCIC Tender Authorization Form is only valid for the above Offer to Purchase date. Tender Authorization Forms from prior Offers will be rejected.

1 | Investor Information (please complete all fields)

Registered Account Name	OCIC Account Number	Tax ID Number (SSN/EIN)

Mailing Street Address	City	State	ZIP

2 | Share Class and Number of Shares Being Tendered

Share Class (select one)	Class S	Class D	Class I

Tender Amount (select one)	Tender all Shares of OCIC’s common stock owned as of the Expiration Date

	Partial Tender - Number of Shares	(Note: Dollar amounts are not accepted)

3 | Custodian Information (if applicable)

Name of Custodian

Custodian Account Number

Authorized Signature	Affix Medallion Signature Guarantee Stamp Here – Custodian

4 | Authorization and Signature of Investors
By signing below, the Investor hereby:
•instructs OCIC to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by OCIC, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the payment instructions on file;
•delivery to OCIC in connection with the Offer to Purchase the number of Shares indicated in Section 2 “Number of Shares Being Tendered” above;
•certifies and represents that [he/she/it] has full power, authority, and capacity to execute this Tender Authorization Form; and the information provided above is true and correct; and
•authorizes the custodian of the Shares to execute this Tender Authorization Form

Print name of Owner or Authorized Person	Signature of Owner or Authorized Person	Date

Print name of Joint Owner or Authorized Person	Signature of Joint Owner or Authorized Person	Date

Print name of Joint Owner or Authorized Person	Signature of Joint Owner or Authorized Person	Date

5 | Delivery Instructions

Please submit the completed form via one of the following options. Please note, this request could take up to 5 business days to process.
Email: BlueOwl.Repurchases@sscinc.com
Regular Mail: Blue Owl c/o DST Systems Inc. as Processing Agent, P.O. Box 219398 Kansas City, MO 64121-9398
Express/Overnight: OCIC c/o DST Systems, Inc. as Processing Agent, 801 Pennsylvania Ave, STE 219398, Kansas City, MO 64105
Fax: 1-844-643-0431
Secure or encrypted emails or links cannot be processed. If submitting via email, please include only one form per submission.	Clear Form

Any questions?
Email: ServiceDesk@blueowl.com
Call: 1-833-OWL-LINE

INSTRUCTIONS TO LETTER OF TRANSMITTAL
THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
1. Guarantee of Signatures. If the tendered Shares are registered in the name of a custodian, signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”).
2. Delivery of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by personal delivery to the Company in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.
A properly completed and duly executed Letter of Transmittal must be received by the Company at the address set forth on the front page of this Letter of Transmittal by 7:00 P.M., Eastern Time, on March 31, 2026, unless the Offer is extended. The Company will accept tendered shares for purchase only after it receives a properly completed and duly executed Letter of Transmittal.
The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
3. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.
(a) For purposes of this Letter of Transmittal, the term “investor” means the person or persons registered as the holder or holders of the Shares on the Company’s stock ledger. If this Letter of Transmittal is signed by the investor(s) of the Shares to be tendered, the signature(s) of the investor(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the investor(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent.
(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
(c) If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.
(d) If this Letter of Transmittal is signed by a person other than the investor(s) of the Shares, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the investor(s) appear(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares or of the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Company’s transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the investor(s) of the Shares, such signature(s) must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, BLUE OWL CREDIT ADVISORS LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

4. Payment Instructions. DST Systems Inc., the Company’s transfer agent, will hold the Note on behalf of the shareholder. After the Applicable Purchase Price is determined, pursuant to the terms of the Note, the Applicable Purchase Price will be remitted by DST Systems, Inc. pursuant to the instructions associated with the account being tendered as maintained in their stock ledger. Please contact the Company should you wish to make updates to the instructions currently on file. If the tendered Shares are registered in the name of a custodian, the payment will be made to the custodian.
5. Determinations of Validity. All questions as to the form of documents and the validity of Shares will be resolved by the Company in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering shareholders to challenge the Company’s determination in a court of competent jurisdiction. The Company reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.
6. Requests for Assistance or Additional Copies. Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Company at the address set forth on the cover page of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Company.
7. Tax Information.
(a) Withholding. The Company is entitled to deduct and withhold from amounts otherwise payable to any investor whose Shares are accepted for purchase by the Company any amounts that the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the investor in respect of which such deduction and withholding was made.
(b) Cost Basis Information. Per the Internal Revenue Service (“IRS”) regulation “Basis Reporting by Securities Brokers and Basis Determination for Stock,” the Company is required to know the cost accounting method the owner(s) would like the Company to use in calculating the gain or loss associated with this Offer. If the owner(s) does not provide this information, the Company will use its chosen default method, First-In, First-Out (FIFO). Hence, unless the owner(s) have previously directed the Company to use another method, the Company’s default method, First-In, First-Out (FIFO), will be used to calculate the gain or loss associated with this Offer. Note that the Company’s default method may not be the most tax advantageous method. You may want to consult their financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact the Blue Owl Credit Call Center at 1 (844) 331-3341.
(c) Backup Withholding. Each investor that desires to tender Shares must, unless an exemption applies, provide the Company with such investor’s taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the investor is an individual, the taxpayer identification number is his or her social security number. If the Company is not provided with the correct taxpayer identification number, the investor may be subject to a $50 penalty imposed by the IRS in addition to being subject to backup withholding.
Investors are required to give the Company the taxpayer identification number(s) of the investor(s) of the Shares by completing the IRS Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.
If backup withholding applies, the Company is required to withhold a portion of any payment made to the shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the investor from the IRS.
Certain investors (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, an investor must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-8ECI, or other applicable form, signed under penalties of perjury, attesting to that person’s exempt status. An investor would use an IRS Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A non-U.S. investor may also use an IRS Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.
INVESTORS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.
* * *
IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE MUST BE RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

Tender Offer Request

Order Form - U.S. Investors

Document No.:	Client Account No.:

These Tender Offer Request Signature Pages (or "Signature Pages") relate to the client's (the "Client") redemption from one or more investment funds (each, a "Fund"). The term "Fund" or "Funds" as used herein refers to each investment fund from which the Client is redeeming as set forth in the Signature Pages. The term "Interest" refers to any unit of participation, share, or other form of interest issued by a Fund.

SAMPLE

Client Account Details

Account Registration and Address

Account Classification | Taxpayer Identification No. | Account Number

Document No.: Client Account No.:

TENDER_v.0

1 of 4

Document No.: Client Account No.:

Request Tender / Redemption Details

Fund Name:				
Effective Date	Cut-off Date	Channel	Tender Type ☐ Full ☐ Partial	Units (If Partial)

Payment – Cash

Cash payments due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the Client's account

Signature

By executing and submitting these Signature Pages, you acknowledge that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal. Except as stated in the Offer, this request is irrevocable. You acknowledge the absolute right of the Fund to reject any and all tenders, including those that the Fund determines, in its sole discretion, are not in the appropriate form. . You represent that you are the beneficial owner of the Interests in the Fund to which this request relates, or that the person signing this request is an authorized representative of the redeeming investor.

SAMPLE

Document No.: Client Account No.:
2 of 4
TENDER_v.0

Document No.: Client Account No.:

Internal Revenue Code Certification

Under penalties of perjury, by signature below, you hereby represent, warrant and certify as follows: (a) the Social Security/ Taxpayer ID Number set forth in these Signature Pages is your true, correct and complete Social Security/Taxpayer ID Number, and you are a U.S. citizen or other United States person (as defined in the instructions to IRS Form W-9); (b) you are not subject to backup withholding because (i) you are exempt from backup withholding, (ii) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified you that you are no longer subject to backup withholding; and (c) if an exemption from the Foreign Account Tax Compliance Act (FATCA) reporting was on this document then you certify that the FATCA code(s) entered on this document, if any, indicating that you are exempt from FATCA reporting is correct.

Certification instructions.

☐ Check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Signature 1:

Signature 1 Date

Signer's Name *(please print)* Title

Signature 2:

Signature 2 Date

Signer's Name *(please print)* Title

Signature 3:

Signature 1 Date

Signer's Name *(please print)* Title

Signature 4:

Signature 4 Date

Signer's Name *(please print)* Title

Signature 5:

Signature 5 Date

Signer's Name *(please print)* Title

Signature 6:

Signature 6 Date

Signer's Name *(please print)* Title

SAMPLE

Document No.: Client Account No.:

TENDER_v.0

3 of 4

Document No.: Client Account No.:

Investment Professional Attestation

The undersigned Investment Professional hereby certifies that the Client is known to and is a Client of the Investment Professional, and the Investment Professional has had substantive discussions with the Client regarding the Client's investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client on these Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client's investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the Client, and (iii) that the Client's contact information on record with the selling agent and as noted on these Signature Pages is true and correct. The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of Interests issued by each Fund in which the Client currently invests.

Investment Professional Name Production No. / UST CAI No.:

Investment Professional Signature Date

SAMPLE

Document No.: Client Account No.:

TENDER_v.0

4 of 4

Morgan Stanley Wealth Management Alternative Investments
REQUEST FOR REPURCHASE FORM
Instructions:
In order for the undersigned (“you”, “your” or the “Investor”) to repurchase/redeem/tender/withdraw (the “Repurchase”) all or a portion of its interest, units or shares (“Interests”) held in the fund, company or partnership indicated below (the “Fund”), please follow the below instructions to execute and deliver this Morgan Stanley Wealth Management Alternative Investment’s Request for Repurchase Form (this “Form”).
1.The Investor should (or, if the Investor is an entity, the authorized individual of the entity should):
1.1.Review the offering memorandum and/or organizational documents and all other applicable offering materials of the Fund (each as amended, restated and/or supplemented from time to time, collectively, the “Offering Materials”), the Morgan Stanley Wealth Management Alternative Investment Subscription and Exchange Agreement (together with the Fund or Fund program’s Terms and Conditions and any other supplements or questionnaires required to subscribe to the Fund or Fund program, the “Subscription Agreement”) as well as any terms and conditions of Repurchase (“Terms and Conditions of Repurchase”, if applicable) and execute this Form.
1.2.Complete and deliver this Form, and any other required additional documentation as indicated on the Offering Materials, to your Financial Advisor or Private Wealth Advisor for submission to Morgan Stanley Wealth Management Alternative Investments Group. Faxed forms will not be accepted.
Capitalized terms used but not otherwise defined herein shall respectively bear the meanings ascribed to them in the Fund’s Offering Materials.
Any modifications to this document, handwritten or otherwise, will not be accepted.
If you have any questions concerning how to complete this Form, please contact your Morgan Stanley Financial Advisor or Private Wealth Advisor.

PLEASE INDICATE FULL FUND NAME:

Class/Series (if any):

Wire Instructions:
The undersigned agrees that all or any funds payable to the Investor will be wire transferred to Morgan Stanley Wealth Management utilizing the below wire instructions for further credit to the Investor in accordance with the account information on file with Morgan Stanley Wealth Management:
Bank Name:
ABA Number:
Account Number:
Account Name:
FBO Account Number:
Swift/BIC Code:
Reference:

Execution Section:
The undersigned acknowledges: (i) that the Investor is requesting a repurchase/redemption/tender/withdrawal on the terms and conditions contained in the Offering Materials of the Fund previously received by the Investor and the Subscription Agreement previously executed by the Investor and accepted by the Fund, and (ii) that the representations and warranties of the Investor contained in the Subscription Agreement and the Terms and Conditions of Repurchase, if any, are true and correct in all material respects as of the date set forth below.
By executing this Form, you (for yourself and any co-investor, and, if you are signing on behalf of an entity, on behalf of and with respect to the entity and its shareholders, partners, beneficiaries, members or other beneficial owners) agree to be bound by this Form and, if applicable, the Terms and Conditions of Repurchase, which are incorporated herein as part of this Form.
Individual Investor (including Individuals, Joint Tenants, Tenants in Common)
If you are signing as joint or community property holders, the statements, representations, and warranties set forth in this Form shall be deemed to have been made by each owner of the community property. If the Interests are owned as joint tenants or tenants-in-common, signatures of all owners are required.
Entity Investor (including ERISA Plans, IRAs, Trusts, Corporations, Limited Partnerships and Limited Liability Companies)
The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, members, or other beneficial owners to request this repurchase/redemption/tender/withdrawal and any statements, representations, and warranties made herein on their behalf and, if the undersigned is signing on behalf of a nominee investor, from or on behalf of such nominee investor and each beneficial owner.
This Form may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument. Any repurchase/redemption/tender/ withdrawal is subject to approval by the Fund, or as applicable by its general partner, managing member, or directors.

Account Number (if applicable)

Name of Account

Address

Name of Signer

Title of Signer (legal entities only)

X
Signature(s) of Investor

Dated

Individual Retirement Account
Morgan Stanley Smith Barney LLC hereby executes this Form not in its corporate capacity but solely as Custodian of the Individual Retirement Account(s) of the investor. Further, all representations, warranties and covenants (including indemnities) set forth herein are being made by the investor, not Morgan Stanley Smith Barney LLC.

Signature of Morgan Stanley Smith Barney LLC, as Custodian

Title of Authorized Person Signing for Morgan Stanley Smith Barney LLC, as Custodian

Dated

Redemption Type:

Full (Note: for gated funds that do not require a separate Form be submitted for each gate (as described in the Offering Materials), all future redemptions/withdrawals will be booked.)

Partial repurchase

Number of units/shares:

Terms and Conditions of Repurchase:
Specify the Fund’s Terms and Conditions of Repurchase document, by title and version date in the space below, which are incorporated herein as part of this Form.

Title:

Version Date: